Exhibit 99.2

SPECIAL MEETING OF UNITHOLDERS OF

JP ENERGY PARTNERS LP

March 7, 2017

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE SPECIAL MEETING:
The Prospectus, Notice & Proxy Statement, and Proxy Card
are available at http://www.astproxyportal.com/ast/19682/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030003003000000000 5   030717

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To adopt and approve the Agreement and Plan of Merger, dated October 23, 2016 (the "Merger Agreement"), by and among American Midstream Partners, LP, American Midstream GP, LLC, Argo Merger Sub, LLC ("AMID Merger Sub"), Argo Merger GP Sub, LLC, JP Energy Partners LP ("JPE") and JP Energy GP II LLC ("JPE GP"), as such agreement may be amended from time to time, and the transactions contemplated thereby, including the merger of AMID Merger Sub with and into JPE (the "Merger").	☐	☐	☐
2. To approve the adjournment of the JPE special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt and approve the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger, at the time of the special meeting.	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to JPE GP's named executive officers in connection with the Merger.	☐	☐	☐

NOTE: In their discretion as to such other business as may proper come before the JPE special meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unitholder ____________ Date: ______ Signature of Unitholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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JP ENERGY PARTNERS LP

SPECIAL MEETING OF UNITHOLDERS
MARCH 7, 2017 11:00 A.M. CST

This proxy is solicited by the Board of Directors of JP ENERGY GP II LLC

The unitholder(s) hereby appoint(s) J. Patrick Barley and Patrick J. Welch, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the units of JP ENERGY PARTNERS LP that the unitholder(s) is/are entitled to vote at the Special Meeting of Unitholders to be held at 11:00:00 A.M. CST on March 7, 2017, at the Hyatt Regency Downtown Houston, 1200 Louisiana Street, Houston, Texas 77002, 2nd Floor Arboretum Conference Room, and any adjournment or postponement thereof, and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The units represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned unitholders. If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2, FOR proposal 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

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